Articles of Association of ADC Therapeutics SA (ADC Therapeutics AG) (ADC Therapeutics Ltd) Statuts de ADC Therapeutics SA (ADC Therapeutics AG) (ADC Therapeutics Ltd) EXHIBIT 3.1

Articles of Association of ADC Therapeutics SA 2 | 37 Section 1 Name, Registered Office, Purpose and Duration of the Company Section 1 Raison sociale, siège, but de la société, durée Article 1 Article 1 Name, Place of Incorporation Under the name ADC Therapeutics SA (ADC Therapeu- tics AG) (ADC Therapeutics Ltd) (the Company) shall exist a corporation with its registered office in Epalinges, canton of Vaud. Raison sociale, siège Sous la raison sociale ADC Therapeutics SA (ADC The- rapeutics AG), (ADC Therapeutics Ltd) (la Société) existe une société anonyme avec siège à Epalinges, canton de Vaud. Article 2 Article 2 Purpose 1 The Company's purpose is to research, develop, pro- duce and sell products in the fields of biotechnology, pharmaceutics, medical technology, diagnosis and ther- apy as well as to purchase, sell and use patents and licenses in these fields. The Company may engage in all types of transactions that appear appropriate to promote the purpose of the Company or that are related thereto. But 1 La Société a pour but la recherche, le développement, la production et la vente de produits dans les domaines de la biotechnologie, de la pharmaceutique, de la tech- nologie médicale, du diagnostic et de la thérapie ainsi que l’acquisition, la vente et l'utilisation de brevets et de licences dans ces domaines. La Société peut exercer toutes activités aptes à favoriser son but ou en rapport avec ce dernier. 2 The Company may open branch offices and subsidiar- ies in Switzerland and abroad. It may also acquire partic- ipations or otherwise invest in other companies in Swit- zerland and abroad. 2 La Société peut constituer des succursales et des fi- liales en Suisse et à l'étranger et participer à ou investir autrement dans d'autres entreprises en Suisse et à l'étranger. 3 The Company may acquire, hold, manage, mortgage, exploit and sell real estate and intellectual property rights in Switzerland and abroad and may also finance other companies. 3 La Société peut acquérir, détenir, gérer, gager, mettre en valeur et aliéner des immeubles et des droits de pro- priété intellectuelle en Suisse et à l'étranger, ainsi que financer d'autres sociétés.

Articles of Association of ADC Therapeutics SA 3 | 37 Article 3 Article 3 Duration The duration of the Company shall be unlimited. Durée La durée de la Société est illimitée. Section 2 Share Capital, Shares, Restrictions of Transferability Section 2 Capital-actions, actions et restrictions à la transmissibili- té Article 4 Article 4 Share Capital The share capital of the Company is CHF 10,325,933.60 and is divided into 129,074,170 fully paid in registered shares with a par value of CHF 0.08 each. Capital-actions Le capital-actions de la Société s'élève à CHF 10'325'933.60 et est divisé en 129'074’170 actions nominatives entièrement libérées d'une valeur nominale de CHF 0.08 chacune. Article 4a Article 4a Capital Range 1 The Company has a capital range ranging from CHF 8,323,798.96 (lower limit) to CHF 12,301,953.28 (upper limit). The Board of Directors shall be authorized within the capital range to increase or reduce the share capital once or several times and in any amounts or to acquire or dispose of shares directly or indirectly, until November 11, 2029 or until an earlier expiry of the capi- tal range. The capital increase or reduction may be ef- fected by issuing fully paid-in registered shares with a par value of CHF 0.08 each and cancelling registered shares with a par value of CHF 0.08 each, as applicable, or by increasing or reducing the par value of the existing shares within the limits of the capital range or by simul- taneous reduction and re-increase of the share capital. Marge de fluctuation du capital 1 La Société dispose d'une marge de fluctuation du capi- tal allant de CHF 8’323’798.96 (limite inférieure) à CHF 12'301'953.28 (limite supérieure). Le Conseil d'ad- ministration peut, dans les limites définies de la marge de fluctuation, et ce jusqu'au 11 Novembre 2029 ou jusqu'à l'expiration anticipée de la marge de fluctuation, augmenter ou réduire le capital-actions en une ou plu- sieurs fois, de quelque montant que ce soit, ou acquérir ou aliéner des actions directement ou indirectement. L'augmentation ou la réduction du capital peut se faire par l'émission d'actions nominatives d'une valeur nomi- nale de CHF 0.08 chacune, qui doivent être intégrale- ment libérées, respectivement l'annulation d'actions nominatives d'une valeur nominale de CHF 0.08 cha- cune, ou par une augmentation ou une réduction, dans les limites de la marge de fluctuation, de la valeur nomi- nale des actions nominatives existantes ou encore par

Articles of Association of ADC Therapeutics SA 4 | 37 une réduction et une nouvelle augmentation simulta- nées. 2 In the event of an issue of shares, the subscription and acquisition of the new shares as well as any subsequent transfer of the shares shall be subject to the restrictions pursuant to Article 6 of these articles of association. 2 En cas d'émission d'actions, la souscription et l'acquisi- tion des nouvelles actions ainsi que tout transfert ulté- rieur des actions sont assujettis aux restrictions à la transmissibilité conformément à l'article 6 des présents statuts. 3 In the event of a capital increase within the capital range, the Board of Directors shall, to the extent neces- sary, determine the issue price, the type of contribution (including cash contributions, contributions in kind, set- off and conversion of reserves or of profit carried forward into share capital), the date of issue, the conditions for the exercise of pre-emptive rights and the beginning date for dividend entitlement. In this regard, the Board of Directors may issue new shares by means of a firm un- derwriting through a financial institution, a syndicate of financial institutions or another third party and a subse- quent offer of these shares to the existing shareholders or third parties (if the pre-emptive rights of the existing shareholders have been withdrawn or have not been duly exercised). The Board of Directors is entitled to permit, to restrict or to exclude the trading of pre-emptive rights. It may permit the expiration of pre-emptive rights that have not been duly exercised, or it may place such rights or shares as to which pre-emptive rights have been granted, but not duly exercised, at market condi- tions or may use them otherwise in the interest of the Company. 3 En cas d'augmentation du capital-actions dans le cadre de la marge de fluctuation, le Conseil d'administration détermine, le cas échéant, le prix d'émission, la nature des apports (y compris la libération en espèces, les ap- ports en nature, la compensation et la conversion de réserves ou de bénéfice reporté en capital-actions), le moment de l'émission, les conditions de l'exercice du droit de souscription préférentiel et le moment à partir duquel les actions donneront droit à des dividendes. A cet effet, le Conseil d'administration peut émettre des nouvelles actions par voie de prise ferme par un établis- sement financier, un consortium bancaire ou un tiers et d'offre subséquente de ces actions aux actionnaires actuels ou à des tiers (si les droits de souscription préfé- rentiels des actionnaires actuels ont été supprimés ou qu'ils n'ont pas été valablement exercés). Le Conseil d'administration est en droit d'autoriser, de limiter ou d'exclure le négoce des droits de souscription préféren- tiels. Le Conseil d'administration peut laisser s'éteindre les droits de souscription préférentiels non exercés va- lablement; il peut aussi aliéner ceux-ci, respectivement les actions pour lesquelles des droits de souscription ont été accordés sans toutefois être valablement exercés, aux conditions du marché ou les utiliser autrement dans l'intérêt de la Société. 4 In the event of an issue of shares, the Board of Direc- tors is further authorized to withdraw or restrict pre- emptive rights of existing shareholders and to allocate such rights to third parties, the Company or any of its 4 En cas d'émission d'actions, le Conseil d'administration peut aussi exclure ou limiter les droits de souscription préférentiels des actionnaires actuels et les attribuer à des tiers, à la Société ou à une des sociétés du groupe:

Articles of Association of ADC Therapeutics SA 5 | 37 group companies: (a) if the issue price of the new shares is determined by reference to the market price; or (a) si le prix d'émission des nouvelles actions est dé- terminé en fonction du prix du marché; ou (b) for raising equity capital in a fast and flexible man- ner, which would not be possible, or might only be possible with great difficulty or delays or at signifi- cantly less favorable conditions, without the exclu- sion of the pre-emptive rights of existing share- holders; or (b) pour créer des fonds propres de manière rapide et flexible, ce qui ne serait pas possible ou possible qu'avec difficulté ou tardivement ou à des condi- tions nettement plus défavorables sans l'exclusion des droits de souscription préférentiels des action- naires actuels; ou (c) for the acquisition of companies, part(s) of compa- nies or participations, for the acquisition of prod- ucts, intellectual property or licenses by or for in- vestment projects of the Company or any of its group companies, or for the financing or refinanc- ing of any of such transactions through a place- ment of shares; or (c) pour l'acquisition de sociétés, de partie(s) de socié- tés ou de participations, pour l'acquisition de pro- duits, de droits de propriété intellectuelle, ou li- cences par ou pour des projets d'investissement de la Société ou de l'une des sociétés du groupe, ou pour le financement ou le refinancement de telles transactions par le placement d'actions; ou (d) for purposes of broadening the shareholder con- stituency of the Company in certain geographic, fi- nancial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with the listing of new shares on domestic or foreign stock exchanges; or (d) pour élargir le cercle des actionnaires de la Société dans certains marchés géographiques, financiers ou d'investisseurs, pour permettre la participation de partenaires stratégiques y compris d'investis- seurs financiers, ou en relation avec la cotation de nouvelles actions sur des bourses nationales ou étrangères; ou (e) for purposes of granting an over-allotment option (Greenshoe) or an option to subscribe for addition- al shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s); or (e) pour octroyer une option de surallocation (Greenshoe) ou une option de souscription d'ac- tions supplémentaires lors d'un placement ou de la vente d'actions à un ou plusieurs acheteurs initiaux ou souscripteurs; ou (f) for the participation of members of the Board of Directors, members of the executive management, employees, contractors, consultants or other per- sons performing services for the benefit of the Company or any of its group companies; or (f) pour la participation de membres du Conseil d'ad- ministration, de membres de la direction, d'em- ployés, de co-contractants, de consultants ou d'autres personnes exerçant des services au béné- fice de la Société ou de l'une des sociétés du groupe; ou

Articles of Association of ADC Therapeutics SA 6 | 37 (g) following a shareholder or a group of shareholders acting in concert having accumulated sharehold- ings in excess of 20% of the share capital regis- tered in the commercial register without having submitted to all other shareholders a takeover offer recommended by the Board of Directors; or (g) si un actionnaire ou un groupe d'actionnaires agis- sant de concert a acquis ou réuni une participation de plus de 20% du capital-actions inscrit au re- gistre du commerce sans avoir présenté à tous les autres actionnaires une offre publique d'achat dont l'acceptation a été recommandée par le Conseil d'administration; ou (h) for the defense of an actual, threatened or potential takeover bid that the Board of Directors, upon con- sultation with an independent financial adviser re- tained by it, has not recommended or will not rec- ommend to the shareholders to accept on the basis that the Board of Directors does not find such take- over bid to be financially fair to the shareholders or not to be in the Company's interest. (h) pour se défendre contre une offre publique d'achat hostile présentée, menaçante ou potentielle dont le rejet est, respectivement sera, recommandé par le Conseil d'administration, après consultation d'un conseiller financier indépendant qu'il aura choisi, dans la mesure où le Conseil d'administration es- time que l'offre publique d'achat n'est pas équitable d'un point de vue financier vis-à-vis des action- naires ou n'est pas dans l'intérêt de la Société. 5 After a change of the par value, new shares shall be issued within the capital range with the same par value as the existing shares. 5 En cas de modification de valeur nominale, les nou- velles actions émises dans le cadre de la marge de fluc- tuation du capital doivent être émises avec la même valeur nominale que les actions nominatives existantes. 6 If the share capital increases as a result of an increase from conditional capital pursuant to Article 4b of these articles of association, the upper and lower limits of the capital range shall increase in an amount corresponding to such increase in the share capital. 6 En cas d'augmentation du capital-actions en raison d'une augmentation conditionnelle du capital-actions conformément à l'article 4b, les limites supérieure et inférieure de la marge de fluctuation augmentent en fonction du montant de l'augmentation du capital- actions. 7 In the event of a reduction of the share capital within the capital range, the Board of Directors shall, to the extent necessary, determine the use of the reduction amount. 7 En cas de réduction du capital-actions dans le cadre de la marge de fluctuation, le Conseil d'administration détermine, si nécessaire, l'affectation du montant de la réduction. Article 4b Article 4b Conditional Share Capital for Employ- 1 The share capital may be increased in an amount not to exceed CHF 843,185.84 through the issuance of up to Capital-actions conditionnel pour la 1 Le capital-actions peut être augmenté d'un montant maximum de CHF 843'185.84 par l'émission de

Articles of Association of ADC Therapeutics SA 7 | 37 ee Participation 10,539,823 fully paid in registered shares with a par value of CHF 0.08 per share through the direct or indi- rect issuance of shares, or through the exercise or man- datory exercise of rights to acquire shares or through obligations to acquire shares, which were granted to or imposed on members of the Board of Directors, mem- bers of the executive management, employees, contrac- tors or consultants of the Company or its group compa- nies, or other persons providing services to the Compa- ny or its group companies. participation des employés 10'539’823 actions nominatives au plus, d'une valeur nominale de CHF 0.08 chacune, qui doivent être intégra- lement libérées, par l'émission directe ou indirecte d'ac- tions, ou par l'exercice ou l'exercice obligatoire de droits de souscription d'actions ou par des obligations d'acqui- sition d'actions accordées ou imposées aux membres du Conseil d'administration, aux membres de la direction, ou aux employés, co-contractants ou consultants de la Société ou de l'une des sociétés du groupe, ou d'autres personnes exerçant des services au bénéfice de la So- ciété ou de l'une des sociétés du groupe. 2 The pre-emptive rights and advance subscription rights of the shareholders of the Company shall be excluded in connection with the issuance of any shares, options, other rights to receive shares, or subscription rights therefor. Shares, options, other rights to receive shares, or subscription rights therefor shall be issued pursuant to one or more regulations to be issued by the Board of Directors or, to the extent delegated to it, the Compen- sation Committee, and to the extent applicable, taking into account the compensation principles pursuant to Article 28 of these articles of association. Shares, op- tions, other rights to receive shares, or subscription rights therefor may be issued at a price or with an exer- cise price lower than the market price. 2 Le droit de souscription préférentiel ainsi que le droit de souscription préalable des actionnaires de la Société sont exclus en relation avec l'émission de toutes actions, options, autres droits à recevoir des actions ou des droits de souscription qui y sont attachés. L'émission d'actions, d'options, d'autres droits à recevoir des ac- tions ou des droits de souscription qui y sont attachés est faite selon un ou plusieurs règlements adoptés par le Conseil d'administration ou le Comité de rémunération, dans la mesure où cette compétence lui a été déléguée, et le cas échéant en tenant compte des principes de rémunération selon l'article 28 des présents statuts. L'émission d'actions, d'options, d'autres droits à recevoir des actions ou des droits de souscription qui y sont atta- chés peut se faire à un prix ou avec un prix d'exercice en-dessous du prix du marché. 3 The direct or indirect acquisition of the new shares by persons listed in paragraph 1 in connection with an em- ployee participation program and any subsequent trans- fer of such shares shall be subject to the restrictions of Article 6 of these articles of association. 3 L'acquisition directe ou indirecte de nouvelles actions par des personnes mentionnées à l'alinéa 1 dans le cadre d'un programme de participation des collabora- teurs ainsi que le transfert subséquent de ces actions sont assujettis aux restrictions à la transmissibilité con- formément à l'article 6 des présents statuts. 4 The declaration of acquisition of the shares based on 4 La déclaration concernant l'acquisition d'actions fondée

Articles of Association of ADC Therapeutics SA 8 | 37 this Article 4b shall refer to this Article 4b and be made in a form that allows proof by text. A waiver of the right to acquire shares based on this Article 4b may also oc- cur informally or by lapse of time; this also applies to the waiver of the exercise and forfeiture of this right. sur le présent article 4b doit faire référence à cet article 4b et doit être faite sous une forme permettant d'en éta- blir la preuve par texte. La renonciation à un droit d'ac- quisition d'actions fondé sur le présent article 4b peut également avoir lieu de manière informelle ou par l'écou- lement du temps; cela vaut également pour la renoncia- tion à l'exercice et la déchéance de ce droit. Article 4c Article 4c Conditional Share Capital for Financ- ing, Acquisitions and other Purposes 1 The share capital may be increased including in con- nection with an intended takeover in an amount not to exceed CHF 3,042,154.32 through the issuance of up to 38,026,929 fully paid in registered shares with a par value of CHF 0.08 per share through the exercise or mandatory exercise of conversion, exchange, option, warrant or similar rights or obligations for the subscrip- tion of shares granted to shareholders or third parties on a stand-alone basis or in connection with bonds, notes, options, warrants or other securities or contractual obli- gations of the Company or any of its group companies, including without limitation a convertible debenture to be entered into by the Company, as may be amended or novated from time to time (hereinafter collectively, the Financial Instruments). Capital-actions conditionnel aux fins de financement, acquisitions ou d'autres buts 1 Le capital-actions peut être augmenté, y compris en lien avec une future offre publique d'acquisition, d'un montant maximum de CHF 3'042'154.32 par l'émission de 38'026'929 actions nominatives au plus, d'une valeur nominale de CHF 0.08 chacune, qui doivent être intégra- lement libérées par l'exercice ou l'exercice obligatoire de droits de conversion, d'échange, d'option, de warrant ou d'autres droits ou obligations similaires pour la souscrip- tion d'actions octroyés aux actionnaires ou à des tiers de manière autonome ou en rapport avec des obligations, effets, options, warrants ou autres instruments financiers ou obligations contractuelles de la Société ou de l'une des sociétés du groupe, y compris, mais sans s'y limiter, une débenture convertible de la société, laquelle peut être amenée à être modifiée ou actualisée (ci-après désignés collectivement les Instruments Financiers). 2 The pre-emptive rights of shareholders shall be ex- cluded for the exercise of any Financial Instruments in connection with the issuance of shares. The then-current owners of such Financial Instruments shall be entitled to acquire the new shares issued upon conversion, ex- change or exercise of any Financial Instruments. The key conditions of the Financial Instruments shall be de- termined by the Board of Directors. 2 Le droit de souscription préférentiel des actionnaires est exclu en relation avec l'émission d'actions à l'occa- sion de l'exercice d'Instruments Financiers. Les per- sonnes qui détiendront alors de tels Instruments Finan- ciers seront en droit d'acquérir les nouvelles actions émises à l'occasion de la conversion, de l'échange ou de l'exercice d'Instruments Financiers. Le Conseil d'ad- ministration détermine les principales conditions des Instruments Financiers. 3 The Board of Directors shall be authorized to restrict or withdraw advance subscription rights of shareholders in 3 Le Conseil d'administration est autorisé à limiter ou retirer le droit de souscription préalable des actionnaires

Articles of Association of ADC Therapeutics SA 9 | 37 connection with the issuance of Financial Instruments by the Company or one of its group companies (1) if the issuance is for purposes of financing or refinancing, or the payment for, the acquisition of companies, parts of a company, participations, intellectual property rights, li- censes or investments, (2) if the issuance occurs in do- mestic or international capital markets or through a pri- vate placement, (3) following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 20% of the share capital registered in the commercial register without having submitted to all other shareholders a takeover offer rec- ommended by the Board of Directors, (4) for the defense of an actual, threatened or potential takeover bid that the Board of Directors, upon consultation with an independ- ent financial adviser retained by it, has not recommend- ed or will not recommend to the shareholders to accept on the basis that the Board of Directors does not find such takeover bid to be financially fair to the sharehold- ers or not in the Company's interest, or (5) if the Finan- cial Instruments are issued on appropriate terms. If the advance subscription rights are neither granted directly nor indirectly by the Board of Directors, the following shall apply: en relation avec l'émission d'Instruments Financiers par la Société ou une des sociétés du groupe (1) si l'émis- sion a pour but le financement, le refinancement ou le paiement de l'acquisition d'entreprises, de parties d'une entreprise, de participations, de droits de propriété intel- lectuelle, de licences ou d'investissements, (2) si l'émis- sion a lieu sur les marchés de capitaux nationaux ou internationaux ou par le biais d'un placement privé, (3) si un actionnaire ou un groupe d'actionnaires agissant de concert a acquis ou réuni une participation de plus de 20% du capital-actions inscrit au registre du commerce sans avoir présenté à tous les autres actionnaires une offre publique d'achat dont l'acceptation a été recom- mandée par le Conseil d'administration, (4) pour se dé- fendre contre une offre publique d'achat hostile présen- tée, menaçante ou potentielle dont le rejet est, respecti- vement sera, recommandé par le Conseil d'administra- tion, après consultation d'un conseiller financier indé- pendant qu'il aura choisi, dans la mesure où le Conseil d'administration estime que l'offre publique d'achat n'est pas équitable d'un point de vue financier vis-à-vis des actionnaires ou n'est pas dans l'intérêt de la Société, ou (5) si les Instruments Financiers sont émis à des condi- tions appropriées. Si le droit de souscription préalable n'est pas accordé, de manière directe ou indirecte, par le Conseil d'administration, les règles suivantes s'appli- quent: (a) the Financial Instruments may be converted, ex- changed or exercised during a maximum period of 15 years from the date of issuance or contract con- clusion; and (a) les Instruments Financiers peuvent être convertis, échangés ou exercés durant une période maximale de 15 ans suivant la date de l'émission ou de la conclusion du contrat; et (b) the conversion, exchange or exercise price of the Financial Instruments shall be set with reference to, and/or shall be subject to change based upon, the valuation of the Company's equity and/or market conditions at the time the Financial Instruments are (b) le prix de conversion, d'échange ou d'exercice des Instruments Financiers est fixé en prenant en compte, et/ou peut être modifié en fonction, de la valorisation des fonds propres de la société et/ou des conditions du marché lors de l'émission des

Articles of Association of ADC Therapeutics SA 10 | 37 issued. Instruments Financiers. 4 The direct or indirect acquisition of the new shares acquired through the exercise of Financial Instruments and any subsequent transfer of such shares shall be subject to the restrictions of Article 6 of these articles of association. 4 L'acquisition de nouvelles actions acquises directement ou indirectement par l'exercice d'Instruments Financiers ainsi que le transfert subséquent de ces actions sont assujettis aux restrictions à la transmissibilité confor- mément à l'article 6 des présents statuts. 5 The declaration of acquisition of the shares based on this Article 4c shall refer to this Article 4c and be made in a form that allows proof by text. A waiver of the right to acquire shares based on this Article 4c may also occur informally or by lapse of time; this also applies to the waiver of the exercise and forfeiture of this right. 5 La déclaration concernant l'acquisition d'actions fondée sur le présent article 4c doit faire référence à cet article 4c et doit être faite sous une forme permettant d'en éta- blir la preuve par texte. La renonciation à un droit d'ac- quisition d'actions fondé sur le présent article 4c peut également avoir lieu de manière informelle ou par l'écou- lement du temps; cela vaut également pour la renoncia- tion à l'exercice et la déchéance de ce droit. Article 5 Article 5 Share Certificates and Intermediated Securities 1 The Company may issue its registered shares in the form of single certificates, global certificates and uncer- tificated securities. Subject to applicable law, the Com- pany may convert its registered shares from one form into another form at any time and without the approval of the shareholders. The Company shall bear the cost as- sociated with any such conversion. Certificats d'actions et titres intermédiés 1 La Société émet ses actions nominatives sous forme de certificats individuels, de certificats globaux ou de droits-valeurs. La Société est libre, dans les limites du droit applicable, en tout temps et sans l'approbation des actionnaires, de convertir ses actions nominatives émises sous l'une des formes ci-dessus, en une autre forme. La Société supporte les coûts d'une telle conver- sion. 2 A shareholder has no right to request a conversion of the registered shares issued in one form into another form. Each shareholder may, however, at any time re- quest from the Company a written confirmation of the registered shares held by such shareholder, as reflected in the share register. 2 Un actionnaire n'a pas le droit de réclamer la conver- sion d'actions nominatives émises sous une certaine forme en une autre forme. Chaque actionnaire peut tou- tefois exiger en tout temps que la Société établisse une attestation relative aux actions nominatives qu'il détient selon le registre des actions. 3 Intermediated securities based on registered shares of the Company cannot be transferred by way of assign- ment. A security interest in any such intermediated secu- rities also cannot be granted by way of assignment. 3 Les titres intermédiés fondés sur des actions nomina- tives de la Société ne peuvent pas être transférés par cession. Il ne peut pas non plus être constitué de sûre- tés par cession sur ces titres intermédiés.

Articles of Association of ADC Therapeutics SA 11 | 37 Article 6 Article 6 Share Register, Restrictions on Registration, Nomi- nees 1 The Company shall maintain, itself or through a third party, a share register for the registered shares that lists the surname and name (the name of the company in case of a legal entity), the address and domicile (the registered office in case of a legal entity) of the share- holders or usufructuaries. A person registered in the share register shall notify the share registrar of any change of address. Until such notification has occurred, all written communications from the Company to per- sons registered in the share register shall be deemed to have validly been made if sent to the address previously recorded in the share register. Registre des actions, limitations à l'inscription, Nomi- nees 1 La Société ou un tiers mandaté par elle tient un registre des actions qui mentionne le nom et le prénom (la raison sociale pour les personnes morales), l'adresse et le domicile (le siège pour les personnes morales) des pro- priétaires et des usufruitiers. Si une personne inscrite au registre des actions change d'adresse, elle doit le com- muniquer à la personne en charge de la tenue du re- gistre. Aussi longtemps que cette communication n'a pas eu lieu, toutes les communications écrites de la Société aux personnes inscrites au registre des actions seront valablement envoyées à l'adresse inscrite au registre des actions. 2 Persons acquiring shares shall be registered in the share register as shareholders with voting rights upon their request if they expressly declare to have acquired these shares in their own name and for their own ac- count, that there is no agreement on the redemption of the relevant shares and that they bear the economic risk associated with the shares. Subject to paragraph 4 of this Article 6 and article 685d para. 3 of the Swiss Code of Obligations, no person or entity shall be registered in the share register as a shareholder with voting rights for, and no person or entity may directly or indirectly, formal- ly, constructively or beneficially own, or otherwise control alone or together with third parties voting rights (whether exercisable or not) with respect to more than 15% of the share capital as set forth in the commercial register as a shareholder with voting rights. This restriction shall also apply to persons or entities who hold some or all of their shares through Nominees (as defined in paragraph 4 of this Article 6). 2 Les personnes qui acquièrent des actions sont ins- crites dans le registre des actions, à leur demande, comme actionnaires avec droit de vote, pour autant qu'ils déclarent expressément avoir acquis les actions en leur nom et pour leur propre compte, qu'aucun con- trat sur la reprise ou la restitution desdites actions n'a été conclu et qu'ils supportent le risque économique lié aux actions. Sous réserve de l'alinéa 4 du présent article 6 et de l'article 685d al. 3 du Code des obligations, au- cune personne physique ou morale ne peut être inscrite au registre des actions comme actionnaire avec droit de vote et aucune personne physique ou morale ne peut détenir, directement ou indirectement, formellement, de fait ou comme ayant droit économique, ou contrôler autrement, seul ou avec des tiers, des droits de vote (exerçables ou non), par rapport à plus de 15% du capi- tal-actions inscrit au registre du commerce en tant qu'ac- tionnaire avec droit de vote. Cette restriction s'applique également aux personnes ou entités qui détiennent tout ou partie de leurs actions par l'intermédiaire de Nomi- nees (tels que définis à l'alinéa 4 du présent article 6). 3 Subject to Art. 652b para. 3 of the Swiss Code of Obli- gations, this transfer restriction also applies in the case 3 Sous réserve de l'art. 652b al. 3 CO, les restrictions au transfert s'appliquent également lors de l'acquisition

Articles of Association of ADC Therapeutics SA 12 | 37 of the acquisition of shares by the exercise of subscrip- tion, option and conversion rights. The transfer re- striction does not apply to acquisitions by inheritance, division of an estate or matrimonial property law. d'actions dans le cadre de l'exercice d'un droit de sous- cription, d'option ou de conversion. Les restrictions au transfert ne s'appliquent pas lors d'acquisitions par suc- cession, partage successoral ou en vertu du droit matri- monial. 4 The Board of Directors may, in its own discretion, reg- ister persons who declare in the registration application that they hold the shares as nominees (each a Nomi- nee) on behalf of third party beneficiaries (each a Bene- ficial Owner) in the share register as shareholders with voting rights. If, however, any Beneficial Owner should as a result of such registration being made or upheld, directly or indirectly, formally, constructively or benefi- cially own, or otherwise control or direct, alone or to- gether with third parties, voting rights (whether exercisa- ble or not) with respect to more than 15% of the share capital as set forth in the commercial register, the Board of Directors may cancel the registration of the Nominee holding shares for the account of such Beneficial Owner with respect to any shares in excess of such limit. The Board of Directors may make the registration with voting rights of the shares held by a Nominee subject to condi- tions, limitations and reporting requirements or may im- pose or adjust such conditions, limitations and require- ments once registered. 4 Le Conseil d'administration peut, à son entière discre- tion inscrire les personnes qui déclarent dans leur re- quête d'inscription qu'elles détiennent les actions en tant que nominees (chacun un Nominee) pour le compte de tiers ayants droit économiques (chacun un Ayant Droit Economique) en tant qu'actionnaires avec droit de vote. Toutefois, si suite à l'inscription ou à la confirmation de l'inscription, un Ayant Droit Economique détient directe- ment ou indirectement, formellement, de fait ou comme ayant droit économique, ou contrôle ou dirige autrement, seul ou avec des tiers, des droits de votes (exerçables ou non) par rapport à plus de 15% du capital-actions inscrit au registre du commerce, le Conseil d'administra- tion peut annuler l'inscription du Nominee détenant les actions pour le compte d'un tel Ayant Droit Economique pour les actions dépassant cette limite. Le Conseil d'administration peut soumettre l'inscription avec droit de vote des actions détenues par un Nominee à des condi- tions, limitations, exigences de rapports ou peut imposer de telles conditions, limitiations ou exigences suite à l'inscription. 5 Legal entities and partnerships or other groups of per- sons or joint owners who are interrelated to one another through capital ownership, voting rights, uniform man- agement or are otherwise linked, as well as individuals or legal entities or partnerships who act in concert or otherwise act in a coordinated manner or acquire shares indirectly, thereby circumventing the restrictions or limits pursuant to paragraph 2 or 4 of this article 6 shall be treated as one single person, entity, Nominee or as a person acquiring shares, as applicable, for purposes of 5 Les personnes morales et communautés de personnes ou autres groupes de personnes ou de copropriétaires qui sont liés par le capital, les droits de vote, la gestion commune ou de toute autre manière, de même que les personnes physiques ou morales ou communautés de personnes qui agissent de concert ou de manière coor- donnée ou acquièrent indirectement des actions, et con- tournent ainsi les restrictions ou limites visées aux ali- néas 2 ou 4 du présent article 6 sont traités comme une seule personne, personne morale, Nominee ou comme

Articles of Association of ADC Therapeutics SA 13 | 37 paragraphs 2 and 4 of this article 6. une personne acquérant des actions, selon le cas, aux fins des alinéas 2 et 4 du présent article 6. 6 The Board of Directors may grant exceptions from the restrictions or limits pursuant to paragraph 2 or 4 of this article 6 for justified reasons with the majority vote of two thirds of all its members. A justified reason may include the situation where a person extends an offer to pur- chase with respect to all other shares of the Company, which the Board of Directors, after having consulted an independent financial advisor, recommends to the shareholders. Shareholders, other than Nominees, al- ready being registered directly or through a Nominee with more than 15% at the time that this article takes effect remain registered with voting rights for such shares. 6 Le Conseil d'administration peut octroyer des déroga- tions aux restrictions et limites mentionnées aux alinéas 2 ou 4 du présent article 6 pour des raisons justifiées, à la majorité des deux tiers de l'ensemble de ses membres. Peut aussi être considérée comme une raison justifiée le fait qu'une personne étende une offre d'achat par rapport à l'ensemble des autres actions de la Socié- té et que le Conseil d'administration, après avoir consul- té un conseiller financier indépendant, recommande aux actionnaires d'accepter cette offre. Les actionnaires autres que les Nominees déjà inscrits directement ou par l'intermédiaire d'un Nominee pour plus de 15% au moment où le présent article entre en vigueur demeu- rent enregistrés avec droit de vote pour ces actions. 7 After hearing the registered shareholder or Nominee, the Board of Directors may cancel such person's regis- tration in the share register with retroactive effect as of the date of registration if such registration was made based on false or misleading information or if such in- formation becomes untrue or misleading. The relevant shareholder or Nominee shall be promptly informed of the cancellation. 7 Le Conseil d'administration peut, après avoir entendu l'actionnaire ou le Nominee, radier du registre des ac- tions l'inscription qui a été faite sur la base d'informa- tions fausses ou trompeuses données par l'acquéreur, ou si les informations deviennent fausses ou trom- peuses. L'actionnaire ou le Nominee doit être informé immédiatement de la radiation. 8 The Board of Directors shall regulate all details and issue the instructions necessary to ensure compliance with the preceding provisions. The Board of Directors may delegate its duties. 8 Le Conseil d'administration règle les détails et prend les mesures nécessaires au respect des dispositions ci- dessus. Le Conseil d'administration peut déléguer ses tâches. Article 7 Article 7 Exercise of Rights 1 The Company shall only accept one representative per share. Exercice des droits 1 La Société ne reconnaît qu'un représentant par action.

Articles of Association of ADC Therapeutics SA 14 | 37 2 The voting right and the rights associated therewith may be exercised vis-à-vis the Company by a share- holder, usufructuary or Nominee only to the extent that such person is registered in the share register with vot- ing rights. 2 Le droit de vote et les droits y relatifs ne peuvent être exercés à l'égard de la Société que par un actionnaire, un usufruitier ou un Nominee uniquement dans la me- sure où celui-ci est inscrit avec droit de vote au registre des actions. Section 3 Corporate Bodies Section 3 Organes A. The General Meeting of Shareholders A. L'Assemblée générale Article 8 Article 8 Powers of the General Meeting of Shareholders 1 The General Meeting of Shareholders is the supreme corporate body of the Company. Pouvoirs de l'Assemblée géné- rale 1 L'Assemblée générale est l'organe suprême de la So- ciété. 2 The General Meeting of Shareholders shall have the following inalienable powers: 2 L'Assemblée générale a le droit inaliénable: 1. the adoption and amendment of these articles of association; 1. d'adopter et de modifier les présents statuts; 2. the election of the members of the Board of Di- rectors, the Chairperson of the Board of Directors and the members of the Compensation Commit- tee; 2. de nommer les membres du Conseil d'administra- tion, le ou la président(e) du Conseil d'administra- tion et les membres du Comité de rémunération; 3. the election of the Auditors; 3. de nommer l'organe de révision; 4. the election of the independent voting rights rep- resentative; 4. de nommer le représentant indépendant; 5. the approval of the annual management report and the consolidated financial statements; 5. d’approuver le rapport annuel et les comptes con- solidés; 6. the approval of the annual financial statements 6. d'approuver les comptes annuels et de déterminer

Articles of Association of ADC Therapeutics SA 15 | 37 as well as the resolution on the allocation of profit shown on the balance sheet, in particular the de- termination of dividends; l'emploi du bénéfice résultant du bilan, en particu- lier de fixer le dividende; 7. the determination of interim dividends and the approval of the interim financial statements re- quired for this purpose; 7. de fixer le dividende intérimaire et d'approuver les comptes intermédiaires nécessaires à cet effet; 8. the resolution on the repayment of the statutory capital reserve; 8. de décider du remboursement de la réserve légale issue du capital; 9. the discharge from liability of the members of the Board of Directors and the persons entrusted with management; 9. de donner décharge aux membres du Conseil d'administration et aux personnes chargées de la gestion; 10. the approval of the compensation of the Board of Directors and of the Executive Committee pursu- ant to Article 26 of these articles of association; 10. d'approuver la rémunération du Conseil d'adminis- tration et de la Direction exécutive selon l'article 26 des présents statuts; et 11. the delisting of the Company's equity securities; 11. de procéder à la décotation des titres de participa- tion de la société; 12. the approval of the report on non-financial mat- ters pursuant to article 964c CO (if applicable); and 12. d'approuver le rapport sur les questions non finan- cières selon l'article 964c CO (si applicable); et 13. the adoption of resolutions on matters that are reserved to the General Meeting of Shareholders by law or these articles of association or that are, subject to article 716a CO, submitted to the General Meeting of Shareholders by the Board of Directors. 13. de prendre toutes les décisions qui lui sont réser- vées par la loi ou les présents statuts ou qui lui sont soumises par le Conseil d’administration, sous réserve de l’article 716a CO. Article 9 Article 9 Ordinary and Ex- traordinary General Meetings of Share- holders 1 The Ordinary General Meeting of Shareholders shall be held each year within six months of the close of the fi- nancial year of the Company. Assemblées géné- rales ordinaires et extraordinaires 1 L'Assemblée générale ordinaire a lieu chaque année dans les six mois qui suivent la clôture de l'exercice de la Société. 2 Extraordinary General Meetings of Shareholders shall be held if 2 Des Assemblées générales extraordinaires ont lieu lorsque

Articles of Association of ADC Therapeutics SA 16 | 37 (a) the Board of Directors or the Auditors deem it nec- essary; (a) le Conseil d'administration ou l'organe de révision l'estime nécessaire; (b) so resolved by a General Meeting of Shareholders; or (b) une Assemblée générale le décide; ou (c) shareholders who hold, alone or together, shares representing at least 5% of the share capital or votes so request in writing, indicating the matters to be discussed and the corresponding proposals and, in case of elections, the names of the nomi- nated candidates. (c) des actionnaires représentant seuls ou ensemble 5% au moins du capital-actions ou des voix le re- quièrent par écrit en indiquant les objets de dis- cussion et les propositions, et en cas d'élections, les noms des candidats proposés. Article 10 Article 10 Notice 1 Notice of a General Meeting of Shareholders shall be given by the Board of Directors or, if necessary, by the Auditors, no later than 20 calendar days prior to the date of the meeting. Liquidators and representatives of bond- holders are also entitled to call a General Meeting of Shareholders. Convocation 1 L'Assemblée générale est convoquée par le Conseil d'administration ou, si nécessaire, par l'organe de révi- sion au plus tard 20 jours calendaires avant le jour de l'assemblée. Les liquidateurs et les représentants de détenteurs d'obligations ont également le droit de con- voquer l'Assemblée générale. 2 Notice of the General Meeting of Shareholders shall be given by way of a single announcement in the official means of publication of the Company pursuant to Arti- cle 36 of these articles of association or by including the notice in the proxy statement pursuant to the rules of the United States Securities and Exchange Commission. 2 La convocation à l'Assemblée générale a lieu par une annonce unique dans l'organe de publication de la So- ciété selon l'article 36 des présents statuts ou en in- cluant la convocation dans le proxy statement confor- mément aux règles de la Securities and Exchange Commission des États-Unis.. 3 The annual report, the compensation report, the Audi- tors' reports and any other reports required by law shall be made available to the shareholders no later than 20 calendar days prior to the Ordinary General Meeting of Shareholders.. 3 Le rapport de gestion, le rapport de rémunération les rapports de révision et tout autre rapport exigés par la loi sont mis à la disposition des actionnaires au plus tard 20 jours calendaires avant l'Assemblée générale ordinaire. 4 The notice shall include: 1. date, beginning, ending, mode and venue of the Shareholders' Meeting; 4 La convocation doit mentionner: 1. la date, l'heure de début et de fin, le lieu et la forme de l'Assemblée générale;

Articles of Association of ADC Therapeutics SA 17 | 37 2. the agenda; 3. the proposals of the Board of Directors together with a brief statement of the reasons; 4. proposals of the shareholders, if any, together with a brief statement of the reasons; and 5. name and address of the independent voting rights representative. 2. les objets portés à l'ordre du jour; 3. les propositions du Conseil d'administration ac- compagnées d'une motivation succincte; 4. le cas échéant, les propositions des actionnaires, accompagnées d'une motivation succincte; et 5. le nom et l'adresse du représentant indépendant. Article 11 Article 11 Agenda 1 Shareholders who, alone or together, hold at least 0.5% of the share capital or the votes may request that an item be included on the agenda or that a proposal relating to an agenda item be included in the notice con- vening the General Meeting of Shareholders. Such re- quest must be received by the Company at least 90 calendar days prior to the General Meeting of Share- holders, specifying the agenda item and the proposals of the shareholders. Objets à l'ordre du jour 1 Des actionnaires qui représentent seuls ou ensemble détiennent au moins 0.5% du capital-actions ou des voix peuvent requérir l'inscription d'un objet à l'ordre du jour, ainsi que l'inscription dans la convocation à l'Assemblée générale de propositions concernant les objets portés à l'ordre du jour. La demande doit être reçue par la Socié- té au moins 90 jours calendaires avant l'Assemblée générale avec indication des objets à l'ordre du jour et des propositions des actionnaires. 2 No resolutions may be passed at a General Meeting of Shareholders on proposals concerning agenda items for which proper notice was not given. This provision shall not apply, however, to proposals made during a General Meeting of Shareholders to convene an Extraordinary General Meeting of Shareholders or to initiate a special audit. Each request for inclusion of an item on the agen- da shall include (i) a brief description of the agenda item and the reason for which it is to be discussed at the meeting; (ii) the motions regarding the agenda item; (iii) the name and address, as they appear on the Compa- ny’s register of shareholders, of the shareholder propos- ing such business; (iv) the number of shares of the Company which are beneficially owned by such share- holder; (v) the dates upon which the shareholder ac- quired such shares; (vi) documentary support for any 2 Aucune décision ne peut être prise par l'Assemblée générale sur des objets qui n'ont pas été dûment portés à l'ordre du jour, à l'exception des propositions de con- voquer une Assemblée générale extraordinaire et d'insti- tuer un contrôle spécial. Toute requête visant l'inscrip- tion d'un objet à l'ordre du jour doit inclure (i) une brève description de cet objet et la raison pour laquelle il doit être discuté lors de l'Asemblée générale; (ii) les proposi- tions relatives à cet objet; (iii) le nom et l'adresse, tels qu'ils apparaissent dans le registre des actions, de l'ac- tionnaire proposant un tel objet; (iv) le nombre d'actions de la Société dont cet actionnaire est ayant droit éco- nomique; (v) les dates auxquelles l'actionnaire a acquis ces actions; (vi) les pièces justificatives démontrant le statut d'ayant droit économique; (vii) l'intérêt important de l'actionnaire à l'inscription de l'objet à l'ordre du jour;

Articles of Association of ADC Therapeutics SA 18 | 37 claim of beneficial ownership; (vii) any material interest of such shareholder in including the item in the agenda; (viii) a statement in support of the matter; and (ix) all other information required under applicable law and stock exchange rules. (viii) une déclaration à l'appui de la requête; et (ix) toute autre information requise par la loi ou les règles bour- sières applicables. 3 No prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken. 3 En revanche, il n'est pas nécessaire d'annoncer à l'avance les propositions entrant dans le cadre des ob- jets portés à l'ordre du jour ni les délibérations qui ne doivent pas être suivies d'un vote. Article 11a Article 11a Venue 1 The Board of Directors shall determine the venue of the General Meeting of Shareholders, which may be held in Switzerland or abroad. Lieu de réunion 1 Le Conseil d'administration détermine le lieu de l'Assemblée générale, qui peut se tenir en Suisse ou à l'étranger. 2 The Board of Directors can determine that the General Meeting of Shareholders be held simultaneously at dif- ferent locations, provided that the contributions of the participants are transmitted directly in video and audio to all venues and that shareholders who are not present at the venue(s) of the General Meeting of Shareholders may exercise their rights by electronic means. 2 Le Conseil d'administration peut décider que l'Assem- blée générale se tiendra simultanément en plusieurs lieux, à condition que les votes des participants soient transmis directement par l'image et le son à tous les lieux de réunion et que les actionnaires qui ne sont pas présents au(x) lieu(x) de l'Assemblée générale puissent exercer leurs droits par voie électronique. 3 Alternatively, the Board of Directors may provide that the General Meeting of Shareholders will be held by electronic means without a venue. 3 Alternativement, le Conseil d'administration peut pré- voir que l'Assemblée générale se déroule par voie élec- tronique sans lieu de réunion. Article 12 Article 12 Chairperson, Vote Counters, Minutes 1 The Chairperson of the Board of Directors shall chair the General Meeting of Shareholders. In his absence, the Vice-Chairperson of the Board of Directors, another member or a person designated by the Board of Direc- tors shall chair the General Meeting of Shareholders. If no member of the Board of Directors is available and no other person has been designated by the Board of Di- rectors, the acting chair shall be elected by the General Meeting of Shareholders. Présidence, scrutateurs, procès- verbal 1 Le ou la président(e) du Conseil d'administration pré- side l'Assemblée générale. En son absence, le ou la vice-président(e) du Conseil d'administration, un autre membre ou une personne désignée par le Conseil d'administration préside l'Assemblée générale. Si aucun membre du Conseil d'administration n'est disponible et aucune personne n'a été désignée par le Conseil d'ad- ministration, l'Assemblée générale élit son président.

Articles of Association of ADC Therapeutics SA 19 | 37 2 The acting chair of the General Meeting of Sharehold- ers shall appoint the secretary and the vote counter(s), none of whom need be shareholders. The minutes shall be signed by the acting chair of the General Meeting of Shareholders and the secretary. 2 Le président de l'Assemblée générale désigne un ré- dacteur du procès-verbal et le ou les scrutateurs, qui ne doivent pas nécessairement être des actionnaires. Le procès-verbal doit être signé par le président de l'Assemblée générale et le secrétaire. 3 The acting chair of the General Meeting of Sharehold- ers shall have all powers and authority necessary and appropriate to ensure the orderly conduct of the General Meeting of Shareholders. 3 Le président de l'Assemblée générale a tous les pou- voirs nécessaires et appropriés pour s'assurer de la conduite régulière de l'Assemblée générale. 4 The resolutions and election results shall be made available electronically within 15 calendar days after the General Meeting of Shareholders, stating the exact pro- portion of votes; each shareholder may request that the minutes be made available to him within 30 calendar days after the General Meeting of Shareholders. 4 Les décisions et le résultat des élections, avec indica- tion de la répartition exacte des voix, doivent être rendus accessibles par voie électronique dans les 15 jours ca- lendaires qui suivent l'Assemblée générale; chaque actionnaire peut exiger que le procès-verbal soit mis à sa disposition dans les 30 jours calendaires qui suivent l'Assemblée générale. Article 13 Article 13 Voting Rights, Representation 1 Each share shall convey the right to one vote. The voting rights are subject to the conditions of Articles 6 and 7 of these articles of association. Droit de vote, représentation 1 Chaque action donne droit à une voix. Les droits de vote sont soumis aux conditions des articles 6 et 7 des présents statuts. 2 The Board of Directors shall issue the rules regarding the participation in and representation at the General Meeting of Shareholders and determine the require- ments as to proxies and instructions. A shareholder may be represented at the General Meeting of Shareholders by the independent voting rights representative, its legal representative or, by means of a written proxy, any other proxy who need not be a shareholder. All shares held by a shareholder may only be represented by one person. 2 Le Conseil d'administration prend les dispositions rela- tives à la participation et à la représentation à l'Assem- blée générale et détermine les exigences applicables aux procurations et instructions. Un actionnaire peut être représenté à l'Assemblée générale par le représentant indépendant, par son représentant légal ou, au moyen d'une procuration écrite, partout autre mandataire qui ne doit pas nécessairement être un actionnaire . Toutes les actions détenues par un actionnaire ne peuvent être représentées que par une seule personne. 3 The General Meeting of Shareholders shall elect the independent voting rights representative for a term of office until completion of the next Ordinary General 3 L'Assemblée générale nomme le représentant indé- pendant pour une durée de fonctions s’achevant à la fin de l’Assemblée générale ordinaire suivante. La réélec-

Articles of Association of ADC Therapeutics SA 20 | 37 Meeting of Shareholders. Re-election is possible. tion est possible. 4 If the Company does not have an independent voting rights representative, the Board of Directors shall ap- point the independent voting rights representative for the next General Meeting of Shareholders. 4 Dans le cas où la Société n'a pas de représentant in- dépendant, le Conseil d'administration nommera le re- présentant indépendant pour l'Assemblée générale sui- vante. Article 14 Article 14 Resolutions, Elec- tions 1 The General Meeting of Shareholders shall pass its resolutions and decide its elections by the majority of the votes attached to the shares represented, unless re- quired otherwise by law or these articles of association. In the event of a tie, the resolution shall be deemed re- fused. Décisions, élections 1 Les décisions de l'Assemblée générale sont prises à la majorité des voix attribuées aux actions représentées, à moins que la loi ou les présents statuts n'en disposent autrement. En cas d'égalité de voix, la décision est refu- sée. 2 Two thirds of the votes represented and the majority of the par value of shares represented shall be required for the General Meeting of Shareholders to adopt resolu- tions on the following matters: 2 Une décision de l'Assemblée générale recueillant au moins les deux tiers des voix attribuées aux actions représentées et la majorité des valeurs nominales re- présentées est nécessaire pour: 1. the amendment of the purpose of the Company; 1. la modification du but social de la Société; 2. the creation of shares with privileged voting rights; 2. l'introduction d'actions à droit de vote privilégié; 3. the restriction on the transferability of registered shares or their registration with voting rights and the cancelation of such a restriction; 3. la restriction de la transmissibilité des actions no- minatives ou leur inscription avec droit de vote ain- si que la suppression d'une telle restriction; 4. the introduction of conditional share capital or the introduction of a capital range; 4. la création d'un capital conditionnel ou l'institution d'une marge de fluctuation du capital; 5. an increase in share capital through the conversion of equity surplus, against contributions in kind, by set-off against a claim, or the granting of special benefits; 5. l'augmentation du capital-actions au moyen de la conversion de fonds propres, contre apport en na- ture, par compensation de créance, ainsi que l'oc- troi d'avantages particuliers; 6. the limitation or withdrawal of pre-emptive rights; 6. la limitation ou la suppression du droit de souscrip- tion préférentiel; 7. the change of currency of the share capital; 7. le changement de la monnaie dans laquelle le capi-

Articles of Association of ADC Therapeutics SA 21 | 37 tal-actions est fixé; 8. the introduction of a casting vote for the person chairing the General Meeting of Shareholders; 8. l'introduction de la voix prépondérante du ou de la président(e) à l'Assemblée générale; 9. the relocation of the registered office of the Com- pany; 9. le transfert du siège de la Société; 10. the delisting of the Company's equity securities; 10. la décotation des titres de participation de la Socié- té; 11. the dissolution of the Company; 11. la dissolution de la Société; 12. the introduction of an arbitration clause in the arti- cles of association; 12. l'introduction d'une clause d'arbitrage dans les statuts; 13. mergers, demergers and conversions pursuant to the Merger Act; 13. une fusion, scission ou transformation conformé- ment à la Loi sur la fusion; 14. the conversion of registered shares into bearer shares; 14. la conversion d'actions nominatives en actions au porteur; 15. the combination of shares; 15. la réunion d'actions; 16. the removal of any member of the Board of Direc- tors or of its Chairperson before the end of his or her term of office; and 16. la révocation de tout membre du Conseil d'adminis- tration ou de son président avant la fin de son mandat; et 17. the amendment or repeal of the following provisions of these articles of association, with the exception of editorial amendments that do not effectively change their content: (i) article 6; (ii) article 14; (iii) article 15; (iv) article 18; and (v) article 35a. 17. la modification ou la suppression des dispositions suivantes des présents statuts, à l'exception des modifications rédactionnelles qui ne modifient pas effectivement leur contenu: (i) article 6; (ii) article 14; (iii) article 15; (iv) article 18; et (v) article 35a. 3 Resolutions and elections shall be decided by open ballot, unless the acting chair of the General Meeting of 3 Les décisions et élections ont lieu à main levée, à moins qu'un vote à bulletins secrets ou électronique ne

Articles of Association of ADC Therapeutics SA 22 | 37 Shareholders decides that a secret ballot be held or that it be voted by electronic means. The acting chair may at any time order that a resolution or election be repeated if he considers the vote to be in doubt. The resolution or election previously held shall then be deemed not to have taken place. soit ordonné par le président de l'Assemblée générale. Le président peut en tout temps ordonner qu'une déci- sion ou élection soit répétée s'il estime qu'il existe des doutes sur le résultat. Dans ce cas, la décision ou l'élec- tion précédente est réputée ne pas avoir eu lieu. B. The Board of Directors B. Le Conseil d'administration Article 15 Article 15 Number of Directors The Board of Directors shall consist of not less than 3 and no more than 9 members. Nombre de membres Le Conseil d'administration se compose de 3 membres au moins et de 9 membres au plus. Article 16 Article 16 Election and Term of Office 1 The General Meeting of Shareholders shall elect the members of the Board of Directors and the Chairperson of the Board of Directors individually and for a term of office until the completion of the next Ordinary General Meeting of Shareholders. Re-election is possible. Élection et durée des fonctions 1 Les membres du Conseil d’administration et le ou la président(e) du Conseil d’administration sont élus indivi- duellement par l’Assemblée générale pour une durée de fonctions s’achevant à la fin de l’Assemblée générale ordinaire suivante. La réélection est possible. 2 If the office of the Chairperson of the Board of Direc- tors is vacant, the Board of Directors shall appoint a new Chairperson from among its members for a term of office extending until completion of the next Ordinary General Meeting of Shareholders. 2 Lorsque la fonction de président(e) du Conseil d’administration est vacante, le Conseil d’administration désigne un nouveau ou une nouvelle président(e) parmi ses membres pour une durée de fonctions s’achevant à la fin de l’Assemblée générale ordinaire suivante. Article 17 Article 17 Organization of the Board of Directors 1 Except for the election of the Chairperson of the Board of Directors and the members of the Compensation Committee by the General Meeting of Shareholders, the Board of Directors shall constitute itself. The Board of Directors may elect one or several Vice-Chairperson. Organisation du Conseil d'adminis- tration 1 A l'exception de l'élection par l'Assemblée générale du de la président(e) du Conseil d'administration et des membres du Comité de rémunération, le Conseil d'ad- ministration se constitue lui-même. Il peut désigner au besoin, un(e) ou plusieurs vice-président(e)s. Le Conseil

Articles of Association of ADC Therapeutics SA 23 | 37 The Board of Directors shall further appoint a secretary who need not be member of the Board of Directors. d'administration désigne en outre un secrétaire, qui ne doit pas nécessairement être membre du Conseil d'ad- ministration. 2 Subject to these articles of association, the Board of Directors shall regulate its organization and the adoption of resolutions in the organizational regulations. 2 Le Conseil d'administration règle en outre son organi- sation et la manière de prendre des décisions dans un règlement d'organisation, sous réserve des présents statuts. Article 18 Article 18 Reimbursement of Expenses, Indemni- fication 1 The members of the Board of Directors shall be entitled to the reimbursement of all expenses incurred in the interest of the Company. Remboursement des frais, indemni- sation 1 Les membres du Conseil d'administration ont droit au remboursement de tous les frais engagés dans l'intérêt de la Société. 2 To the extent not included in insurance coverage or paid by third parties, the Company shall indemnify and hold harmless, to the extent permitted by law, the exist- ing and former members of the Board of Directors and Executive Committee, and their heirs, executors and administrators, out of the assets of the Company from and against all threatened, pending or completed ac- tions, suits or proceedings – whether civil, criminal, ad- ministrative or investigative – and all costs, charges, losses, damages, and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any actual or alleged actions, consents or omissions in or about the execution of their duty, or alleged duty, or by reason of the fact that he is or was a member of the Board of Di- rectors or Executive Committee of the Company or one of its subsidiaries, or, while serving as a member of the Board of Directors or Executive Committee of the Com- pany, is or was serving at the request of the Company as a director, member of the executive management, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, howev- er, that this indemnity shall not extend to any matter in 2 Dans la mesure où la loi le permet, la Société indemni- sera, à concurrence de la portion non couverte par une assurance ou payée par un tiers, sur ses propres biens les membres actuels et passés du Conseil d'administra- tion et de la Direction exécutive ainsi que leurs héritiers, masse en faillite ou masse successorale contre toutes actions, procès ou poursuites, menaçants, en cours ou terminés, de nature civile, pénale, administrative ou autre, et tous les coûts, dépenses, pertes, dommages et frais qu'ils (ou leurs héritiers, masse en faillite ou masse successorale) subiraient ou pourraient subir en raison d'actions, consentements ou omissions, effectifs ou présumés, en relation avec l'exercice de leurs fonctions, leurs fonctions supposées ou en raison du fait d'être ou d'avoir été membres du Conseil d'administration ou de la Direction exécutive de la Société ou de l'une de ses filiales ou, sur instruction de la Société en tant que membres du Conseil d'administration ou de la Direction exécutive, en raison du fait d'être ou d'avoir été adminis- trateur, membre de la direction, employé ou mandataire d'une autre société, entreprise, coentreprise, personne morale dénuée de la personnalité ou trust. L'obligation d'indemnisation s'éteint dès qu'un jugement définitif et

Articles of Association of ADC Therapeutics SA 24 | 37 which any of said persons is found, in a final judgment or decree of a court or governmental or administrative au- thority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the Board of Directors or Executive Committee. exécutoire d'un tribunal ou d'une autorité compétente a décidé que la personne en question a violé, volontaire- ment ou par grave négligence, ses devoirs de membre du Conseil d'administration ou de la Direction exécutive. 3 Without limiting the foregoing paragraph 2 of this Arti- cle 18, the Company shall advance costs and expenses idemnifiable thereunder to the existing and former mem- bers of the Board of Directors and Executive Committee to the extent not included in insurance coverage or ad- vanced by third parties. The Company may however recover such advanced costs if any of said persons is found, in a final judgment or decree of a court or gov- ernmental or administrative authority of competent juris- diction not subject to appeal, to have committed an in- tentional or grossly negligent breach of his statutory duties as a member of the Board of Directors or Execu- tive Committee. 3 Sans préjudice de l'alinéa 2 du présent article 18, la Société avancera les frais et les coûts indemnisables en vertu de la disposition précitée aux membres actuels et passés du Conseil d'administration et de la Direction exécutive, à concurrence de la portion non couverte par une assurance ou payée par un tiers. La Société peut cependant recouvrer ces avances de frais si l'une de ces personnes a été reconnue coupable de violation inten- tionnelle ou par négligence grave de ses devoirs de membre du Conseil d'administration ou de la Direction exécutive par un jugement ou une décision final et exé- cutoire d'un tribunal ou d'une autorité gouvernementale ou administrative compétente. Article 19 Article 19 Convening of Meet- ings, Resolutions, Minutes 1 The Board of Directors shall meet at the invitation of its Chairperson or, if not available, of the Vice-Chairperson or of another member of the Board of Directors as often as the business of the Company shall require or if a member requests it in writing or electronically, indicating the reasons. Convocation, décisions, procès- verbal 1 Le Conseil d'administration est convoqué par son ou sa président(e) ou, en cas d'empêchement de ce dernier, par son ou sa vice-président(e) ou par un autre membre du Conseil d'administration, aussi souvent que cela ap- paraît nécessaire ou lorsqu'un membre du Conseil d'administration le demande par écrit ou par voie élec- tronique, avec indication des motifs. 2 Unless the organizational regulations adopted by the Board of Directors or a board resolution taken with the applicable attendance quorum provide otherwise, the Board of Directors shall only have a quorum if a majority of the members of the Board of Directors is present. No attendance quorum shall be required for resolutions of the Board of Directors providing for the amendment and 2 A moins que le contraire ne résulte d'une disposition du règlement d'organisation adopté par le Conseil d'ad- ministration ou d'une décision du Conseil d'administra- tion prise conformément aux dispositions applicables au quorum de présence, la majorité des membres du Con- seil d'administration doivent être présents afin de pou- voir prendre une décision. Ce quorum de présence n'est

Articles of Association of ADC Therapeutics SA 25 | 37 ascertainment of capital changes or a change in the currency of the share capital. pas nécessaire pour les décisions de modification et de constatation du Conseil d'administration en lien avec les modifications du capital-actions ou de changement de la monnaie du capital-actions. 3 Unless the organizational regulations adopted by the Board of Directors provide otherwise, the Board of Direc- tors shall adopt its resolutions by a majority of votes cast. In the case of a tie, the Chairperson of the Board of Directors shall have the casting vote. 3 Sauf si le règlement d'organisation adopté par le Con- seil d'administration en dispose autrement, les décisions du Conseil d'administration sont prises à la majorité des voix exprimées. En cas d'égalité des voix, la voix du président du Conseil d'administration prévaut. 4 Resolutions may also be adopted by way of written consent or electronically, unless a member requests discussion thereof. 4 Les décisions du Conseil d'administration peuvent éga- lement être prises par voie de circulation ou par voie électronique, à moins qu'une discussion ne soit requise par l'un des membres du Conseil d'administration. 5 The decisions of the Board of Directors shall be rec- orded in minutes to be signed by the acting chair and the secretary. 5 Les décisions du Conseil d'administration sont consi- gnées dans un procès-verbal signé par le président et par le secrétaire. Article 20 Article 20 Powers of the Board of Directors 1 The Board of Directors may pass resolutions with re- spect to all matters which are not delegated to another corporate body of the Company by law, by these articles of association or by regulations. Attributions du Conseil d'adminis- tration 1 Le Conseil d'administration peut prendre des décisions sur toutes les affaires qui ne sont pas attribuées à un autre organe de la Société par la loi, les présents statuts ou un règlement. 2 It shall have the following non-transferable and inalien- able duties: 2 Il a les attributions intransmissibles et inaliénables suivantes: 1. the ultimate management of the Company and the issuance of necessary instructions; 1. exercer la haute direction de la Société et établir les instructions nécessaires; 2. the determination of the organization of the Com- pany; 2. fixer l'organisation de la Société; 3. the structuring of the accounting system, of the financial controls and of the financial planning; 3. fixer les principes de la comptabilité et du contrôle financier ainsi que le plan financier; 4. the appointment and dismissal of the persons en- trusted with management and representation of the 4. nommer et révoquer les personnes chargées de la gestion et de la représentation de la Société et ré-

Articles of Association of ADC Therapeutics SA 26 | 37 Company, and issuance of rules on the signature authority; glementer le droit de signature; 5. the ultimate supervision of the persons entrusted with management, in particular in view of compli- ance with the law, these articles of association, regulations and directives; 5. exercer la haute surveillance sur les personnes chargées de la gestion pour s'assurer notamment qu'elles observent la loi, les présents statuts, les règlements et les instructions données; 6. the preparation of the annual report, the compen- sation report and, if applicable, the report on non- financial matters pursuant to article 964c CO and other reports as required by law, if any; 6. établir le rapport de gestion, le rapport de rémuné- ration, et, le cas échéant, le rapport sur les ques- tions non financières selon l'article 964c CO et, le cas échéant, d'autres rapports exigés par la loi; 7. the preparation of the General Meeting of Share- holders and the implementation of its resolutions; 7. préparer l'Assemblée générale et exécuter ses décisions; 8. the adoption of resolutions on the change of the share capital to the extent that such power is vest- ed in the Board of Directors, the ascertainment of capital changes , the preparation of the report on the capital increase, and the respective amend- ments of the articles of association (including dele- tions); 8. prendre les décisions relatives aux modifications du capital-actions, dans la mesure où elles sont de la compétence du Conseil d'administration, ainsi que les décisions relatives à la constatation des modifications de capital, à l'établissement du rap- port d'augmentation du capital-actions et aux modi- fications des statuts qui en résultent (radiation comprise); 9. the non-transferable and inalienable duties and powers of the Board of Directors pursuant to the Merger Act; 9. les attributions et compétences intransmissibles et inaliénables du Conseil d'administration selon la Loi sur la fusion; 10. the submission of a petition for debt-restructuring moratorium and the notification of the court in case of over-indebtedness; and 10. le dépôt d'une demande de sursis concordataire et l'avis au tribunal en cas de surendettement; et 11. other powers and duties reserved to the Board of Directors by law or these articles of association. 11. d'autres attributions et compétences réservées au Conseil d'administration par la loi ou les présents statuts. 3 In all other respects, the Board of Directors may dele- gate in whole or in part the management and the repre- sentation of the Company within the framework set forth by these articles of association and the law to one or 3 En outre, le Conseil d'administration peut déléguer en tout ou en partie la gestion ainsi que la représentation de la Société, dans le cadre des présents statuts et de la loi, à un ou plusieurs de ses membres ou à des tiers

Articles of Association of ADC Therapeutics SA 27 | 37 several of its members or to third parties by means of organizational regulations. conformément au règlement d'organisation. C. The Compensation Committee C. Le Comité de rémunération Article 21 Article 21 Number of Members The Compensation Committee shall consist of at least two members of the Board of Directors. Nombre de membres Le Comité de rémunération se compose d'au moins deux membres du Conseil d'administration. Article 22 Article 22 Election and Term of Office 1 The General Meeting of Shareholders shall elect the members of the Compensation Committee individually for a term of office until the completion of the subse- quent Ordinary General Meeting of Shareholders. Only members of the Board of Directors may be elected. Re- election is possible. Election et durée de fonctions 1 L'Assemblée générale élit individuellement les membres du Comité de rémunération pour une durée de fonctions s'achevant à la fin de l'Assemblée générale ordinaire suivante. Seuls des membres du Conseil d'administration sont éligibles. La réélection est possible. 2 If there are vacancies on the Compensation Commit- tee, the Board of Directors may appoint substitute mem- bers from among its members for a term of office ex- tending until completion of the next Ordinary General Meeting of Shareholders. 2 En cas de vacance au sein du Comité de rémunéra- tion, le Conseil d'administration peut désigner des subs- tituts parmi ses membres pour une durée de fonctions s'achevant à la fin de l'Assemblée générale ordinaire suivante. Article 23 Article 23 Organization of the Compensation Committee 1 The Compensation Committee shall constitute itself. Unless the organizational regulations provide otherwise, the Board of Directors shall elect a chairperson from among the Compensation Committee's members. Organisation du Comité de rémuné- ration 1 Le Comité de rémunération se constitue lui-même. A moins que le règlement d'organisation n'en dispose au- trement, le Conseil d'administration élit le ou la Prési- dent(e) du Comité de rémunération parmi les membres du Comité de rémunération. 2 The Board of Directors shall issue regulations estab- lishing the organization and decision-making process of 2 Le Conseil d'administration établit un règlement con- cernant l'organisation et le processus de décision du

Articles of Association of ADC Therapeutics SA 28 | 37 the Compensation Committee, which may be part of the organizational regulations. Comité de rémunération, qui peut être intégré au règle- ment d'organisation. Article 24 Article 24 Duties and Powers 1 The Compensation Committee shall support the Board of Directors in establishing and reviewing the compensa- tion strategy and guidelines as well as in preparing the proposals to the General Meeting of Shareholders re- garding the compensation of the Board of Directors and the Executive Committee. It may submit proposals to the Board of Directors in other compensation-related issues. Attributions 1 Le Comité de rémunération assiste le Conseil d'admi- nistration dans l'établissement et la révision de la straté- gie et des directives de rémunération, ainsi que dans la préparation des propositions à soumettre à l'Assemblée générale concernant la rémunération du Conseil d'admi- nistration et de la Direction exécutive. Il peut soumettre au Conseil d'administration des propositions en toutes autres matières relatives à la rémunération. 2 The Board of Directors shall determine in regulations for which positions of the Board of Directors, the Execu- tive Committee and other member of management (if any) the Compensation Committee shall submit pro- posals for the performance metrics, target values and/or the compensation of the members of the Board of Direc- tors and the Executive Committee, and for which posi- tions it shall itself determine, in accordance with these articles of association and the compensation guidelines established by the Board of Directors, such performance metrics, target values and/or the compensation. 2 Le Conseil d'administration détermine dans un règle- ment pour quelles fonctions du Conseil d'administration, de la Direction exécutive et d'autres membres de la di- rection (si applicable) le Comité de rémunération propo- sera au Conseil d'administration les mesures de perfor- mances, les valeurs cibles et/ou la rémunération des membres du Conseil d'administration et de la Direction exécutive, et pour quelles fonctions il aura la compé- tence de déterminer de son propre chef, en accord avec les statuts et les directives de rémunération établies par le Conseil d'administration, les mesures de perfor- mances, les valeurs cibles et/ou la rémunération. 3 The Board of Directors may delegate further tasks to the Compensation Committee. 3 Le Conseil d’administration peut déléguer d'autres tâches au Comité de rémunération. D. The Auditors D. L'organe de révision Article 25 Article 25 1 The General Meeting of Shareholders shall elect the Auditors for a term of office until the completion of the 1 L'Assemblée générale élit l'organe de révision pour une durée de fonctions s’achevant à la fin de l’Assemblée

Articles of Association of ADC Therapeutics SA 29 | 37 next Ordinary General Meeting of Shareholders. Re- election is possible. générale ordinaire suivante. La réélection est possible. 2 The Auditors shall have the powers and duties vested in them by law. 2 L'organe de révision a les pouvoirs et obligations que lui confère la loi. 3 The Board of Directors may mandate the Auditors at any time to perform special investigations, in particular interim audits, and to prepare a report on their findings. 3 Le Conseil d'administration peut en tout temps charger l'organe de révision de procéder à des contrôles spé- ciaux, notamment des révisions intermédiaires, et de lui en soumettre un rapport. Section 4 Compensation of the Members of the Board of Directors and the Executive Committee and Related Matters Section 4 Rémunération des membres du Conseil d'administration et de la Direction exécutive et affaires connexes Article 26 Article 26 Approval of the Compensation by the General Meeting of Shareholders 1 The General Meeting of Shareholders shall approve the proposals of the Board of Directors in relation to the aggregate amounts of: Approbation de la rémunération par l'Assemblée géné- rale 1 L'Assemblée générale approuve les propositions du Conseil d'administration en relation avec les montants maximaux suivants: 1. the maximum compensation of the Board of Direc- tors until the completion of the next Ordinary Gen- eral Meeting of Shareholders; 1. la rémunération maximale du Conseil d'administra- tion jusqu'à la fin de l'Assemblée générale ordi- naire des actionnaires suivante; 2. the maximum fixed compensation of the Executive Committee for the following financial year; and 2. la rémunération fixe maximale de la Direction exé- cutive pour l'année comptable suivante; et 3. the maximum variable compensation of the Execu- tive Committee for the current financial year. 3. la rémunération variable maximale de la Direction exécutive pour l'exercice en cours.

Articles of Association of ADC Therapeutics SA 30 | 37 2 The Board of Directors may submit for approval by the General Meeting of Shareholders deviating, additional or conditional proposals relating to the maximum aggregate amount or maximum partial amounts for the same or different periods and/or specific compensation compo- nents and/or in relation to additional amounts for specific compensation components. 2 Le Conseil d'administration peut soumettre à l'approba- tion de l'Assemblée générale des propositions diver- gentes, supplémentaires ou conditionnelles concernant le montant maximal total ou les montants maximaux partiels pour les mêmes périodes ou des périodes diffé- rentes et/ou des éléments de rémunération spécifiques et/ou en relation avec des montants additionnels pour des éléments de rémunération spécifiques. 3 In the event that the General Meeting of Shareholders does not approve a proposal of the Board of Directors, the Board of Directors shall determine, taking into ac- count all relevant factors, the respective (maximum) aggregate amount or (maximum) partial amounts, and submit the amount(s) so determined for approval by a General Meeting of Shareholders. 3 Si l'Assemblée générale n'approuve pas une proposi- tion du Conseil d'administration, le Conseil d'administra- tion détermine, en prenant en compte tous les critères pertinents, le montant (maximal) total ou des montants (maximaux) partiels respectifs, et soumet le(s) mon- tant(s) ainsi déterminé(s) à l'approbation d'une Assem- blée générale. 4 The Company or companies controlled by it may pay or grant compensation prior to approval by the General Meeting of Shareholders, subject to subsequent approv- al. 4 La rémunération peut être versée ou octroyée par la Société ou les sociétés qu'elle contrôle avant l'approba- tion de l'Assemblée générale, sous réserve d'une ap- probation ultérieure. 5 If variable compensation is approved prospectively, the Board of Directors shall submit the compensation report to the General Meeting of Shareholders for a consulta- tive vote. 5 Si des rémunérations variables sont approuvées de manière prospective, le Conseil d'administration soumet le rapport de rémunération au vote consultatif de l'Assemblée générale. Article 27 Article 27 Supplementary Amount for Chang- es to the Executive Committee If the maximum aggregate amount of compensation already approved by the General Meeting of Sharehold- ers is not sufficient to also cover the compensation of one or more persons who become members of the Ex- ecutive Committee after the General Meeting of Share- holders has approved the compensation of the Execu- tive Committee for the relevant period, then the Compa- ny or companies controlled by it shall be authorized to pay such member(s) a supplementary amount during the Montant complé- mentaire en cas de changements au sein de la Direction exécutive Si le montant global maximal de la rémunération déjà approuvé par l'Assemblée générale n'est pas suffisant pour couvrir également la rémunération d'une ou plu- sieurs personnes devenant membre(s) de la Direction exécutive après que l'Assemblée générale a approuvé la rémunération de la Direction exécutive pour la période visée, la Société ou toute autre société qu'elle contrôle est alors autorisée à verser à ce(s) membre(s) un mon- tant complémentaire au cours de la (ou les) période(s)

Articles of Association of ADC Therapeutics SA 31 | 37 compensation period(s) already approved. The supple- mentary amount per compensation period per member shall not exceed 100% of the aggregate amount of (maximum) compensation of the Executive Committee last approved. de rémunération déjà approuvée(s). Le montant com- plémentaire par période de compensation par membre ne doit pas dépasser 100% du montant global de la rémunération (maximale) de la Direction exécutive ap- prouvée en dernier. Article 28 Article 28 General Compensa- tion Principles 1 The compensation of the non-executive members of the Board of Directors may consist of fixed and variable compensation elements. Total compensation shall take into account the position and level of responsibility of the recipient. Principes généraux de rémunération 1 La rémunération des membres non-exécutifs du Con- seil d'administration peut être constituée d'éléments de rémunérations fixes et variables. La rémunération totale prend en compte la position et le niveau de responsabili- té du bénéficiaire. 2 The compensation of the members of the Executive Committee may consist of fixed and variable compensa- tion elements. Fixed compensation comprises the base salary and may consist of other compensation elements. Variable compensation may take into account the achievement of specific performance targets. Total com- pensation shall take into account the position and level of responsibility of the recipient. 2 La rémunération des membres de la Direction exécu- tive peut être constituée d'éléments de rémunération fixes et variables. La rémunération fixe comprend le salaire de base et peut être constituée d'autres éléments de rémunération. La rémunération variable peut prendre en compte l'accomplissement d'objectifs de performance spécifiques. La rémunération totale prend en compte la position et le niveau de responsabilité du bénéficiaire. 3 The performance targets may include individual tar- gets, targets of the Company, group or parts thereof or targets in relation to the market, other companies or comparable benchmarks, taking into account the posi- tion and level of responsibility of the recipient. The Board of Directors or, to the extent delegated to it, the Com- pensation Committee shall determine the relative weight of the performance targets and the respective target values as well as their achievement. 3 Les objectifs de performance peuvent comprendre des objectifs personnels, des objectifs liés à la performance de la Société ou de tout ou partie du groupe ou des buts en relation avec le marché, d'autres sociétés ou d'autres repères comparables, prenant en compte la position et le niveau de responsabilité du bénéficiaire. Le Conseil d'administration ou le Comité de rémunération, dans la mesure où cette compétence lui est déléguée, déter- mine le poids relatif des objectifs de performance et les valeurs cibles respectives ainsi que leur accomplisse- ment. 4 Compensation may be paid in the form of cash, shares, options or other share-based instruments or units, or in 4 La rémunération peut être versée en espèces, sous forme d'actions, d'options ou d'instruments ou unités sur

Articles of Association of ADC Therapeutics SA 32 | 37 the form of other types of benefits. The Board of Direc- tors or, to the extent delegated to it, the Compensation Committee shall determine grant, vesting, exercise, re- striction and forfeiture conditions and periods. In particu- lar, they may provide for continuation, acceleration or removal of vesting, exercise, restriction and forfeiture conditions and periods, for payment or grant of compen- sation based upon assumed target achievement, or for forfeiture, in each case in the event of pre-determined events such as a change of control or termination of an employment or mandate agreement. The Company may procure the required shares or other securities through purchases in the market, from treasury shares or by using conditional or authorized share capital. base d'actions ou d'autres types de prestations. Le Con- seil d'administration ou le Comité de rémunération, dans la mesure où cette compétence lui a été déléguée, dé- termine les conditions et périodes d'octroi, d'acquisition (vesting), d'exercice, de restriction et de péremption. Ils peuvent en particulier prévoir la continuation, l'accéléra- tion ou la suppression des conditions ou périodes d'ac- quisition (vesting), d'exercice, de restriction et de pé- remption, le versement ou l'octroi d'une rémunération supposant l'atteinte des objectifs ou encore la dé- chéance des droits, dans chaque cas lors d'événements prédéterminés tels que, notamment, un changement de contrôle ou la fin d'un contrat de travail ou de mandat. La Société peut se procurer les actions ou autres ins- truments des marchés financiers requis par le biais d'achats sur le marché ou d'actions propres, ou en utili- sant son capital-actions conditionnel ou autorisé. 5 Compensation may be paid by the Company or com- panies controlled by it. 5 La rémunération peut être versée par la Société ou tout autre société qu'elle contrôle. Article 29 Article 29 Agreements with Members of the Board of Directors and the Executive Committee 1 The Company or companies controlled by it may enter into agreements with non-executive members of the Board of Directors relating to their compensation for a fixed term or for an indefinite term. The duration and termination are subject to the term of office and the law. Contrats avec les membres du Con- seil d'administration et de la Direction exécutive 1 La Société, ou toute société qu'elle contrôle, peut con- clure des contrats de durée déterminée ou indéterminée avec les membres non-exécutifs du Conseil d'adminis- tration en relation avec leur rémunération. La durée et la résiliation doivent être conformes avec la durée des fonctions ainsi qu'avec les dispositions légales appli- cables. 2 The Company or companies controlled by it may enter into employment agreements with executive members of the Board of Directors and other members of the Execu- tive Committee for a fixed term or for an indefinite term. Fixed term agreements may have a maximum duration of one year; renewal is possible. Agreements for an indefinite term may have a notice period of maximum 2 La Société, ou toute société qu'elle contrôle, peut con- clure des contrats de travail de durée déterminée ou indéterminée avec les membres exécutifs du conseil d'administration et les autres membres de la Direction exécutive. Les contrats de durée déterminée peuvent avoir une durée maximale d'une année; le renouvelle- ment est possible. Les contrats de durée indéterminée

Articles of Association of ADC Therapeutics SA 33 | 37 twelve months. peuvent prévoir un délai de congé d'au maximum douze mois. 3 The Company or companies controlled by it may enter into non-compete agreements with members of the Ex- ecutive Committee for the time after termination of em- ployment. Their duration shall not exceed two years, and consideration paid per year for such non-compete un- dertaking shall not exceed the average of the compen- sation of the last three financial years. 3 La Société, ou toute société qu'elle contrôle, peut con- clure des accords de non-concurrence avec les membres de la Direction exécutive pour la période sui- vant la fin des rapports de travail. Leur durée ne peut excéder deux ans, et l'indemnisation par an versée en contrepartie d'un tel accord de non concurrence ne peu- ten aucun cas dépasser la moyenne des rémunérations des trois derniers exercices. Article 30 Article 30 Mandates Outside of the Group 1 The number of mandates on the board of directors the executive committee or comparable functions at other enterprises with an economic purpose is limited: Mandats en dehors du groupe 1 Le nombre de mandats d'administrateur, au sein de la Direction exécutive ou de fonctions similaires auprès d'autres entreprises poursuivant un but économique est limité: (a) for members of the Executive Committee, to seven mandates, of which no more than two in a listed company; and (a) pour les membres de la Direction exécutive, à sept mandats, dont pas plus de deux au sein de sociétés cotées; et (b) for members of the Board of Directors, to fifteen mandates, of which no more than five in listed com- panies. (b) pour les membres du Conseil d'administration à quinze mandats, dont pas plus de cinq au sein de sociétés cotées. 2 Mandates in different legal entities being part of the same group or for the same group are deemed to be one mandate. 2 Les mandats dans différentes entités juridiques appar- tenant au même groupe ou assumés pour le même groupe sont considérés comme un mandat. 3 Mandates in associations, charitable organizations, family trusts and foundations relating to post-retirement benefits as well as mandates held at the request of the Company or companies controlled by it are not subject to the above limitations. No member of the Board of Directors or the Executive Committee shall hold more than 10 such mandates. 3 Les mandats dans des associations, organisations caritatives, fondations de famille et fondations de pré- voyance professionnelle ainsi que les mandats exercés à la demande de la Société ou des sociétés qu'elle con- trôle ne sont pas soumis aux limites mentionnées ci- dessus. Aucun membre du Conseil d'administration ou de la Direction exécutive ne peut exercer plus de 10 mandats de ce genre.

Articles of Association of ADC Therapeutics SA 34 | 37 Article 31 Article 31 Post-Retirement Benefits The Company or companies controlled by it may grant to members of the Board of Directors and the Executive Committee post-retirement benefits beyond the occupa- tional benefit schemes which do not exceed the annual compensation of the respective member of the Board of Directors or the Executive Committee last paid or paya- ble for the first time. Prestations de retraite La Société ou toute société qu'elle contrôle peut oc- troyer aux membres du Conseil d'administration et de la Direction exécutive des prestations de retraite allant au- delà du régime de prévoyance professionnelle n'excé- dant pas la rémunération annuelle du membre du Con- seil d'administration ou de la Direction exécutive concer- né versée ou à verser pour la première fois. Section 5 Financial Year, Profit Allocation Section 5 Exercice, répartition du bénéfice Article 32 Article 32 Financial Year, Annual and Com- pensation Report 1 The Company's financial year shall be determined by the Board of Directors. Exercice social, rapport de gestion et de rémunération 1 L'exercice est fixé par le Conseil d'administration. 2 The Board of Directors shall prepare an annual report for each financial year, comprising the annual financial statements, if required, the management report and any other report required by law and the consolidated finan- cial statements, as well as a compensation report. 2 Le Conseil d'administration établit pour chaque exer- cice un rapport de gestion, qui se compose des comptes annuels et, cas échéant, du rapport annuel et des comptes de groupe, ainsi qu'un rapport de rémunération et tout autre rapport requis par la loi. Article 33 Article 33 Allocation of Profit Shown on the Balance Sheet, Reserves 1 The General Meeting of Shareholders shall resolve on the allocation of the profit as shown on the balance sheet in accordance with applicable law. The Board of Directors shall submit its proposals to the General Meet- ing of Shareholders. Utilisation du béné- fice résultant du bilan, réserves 1 L'Assemblée générale détermine l'emploi du bénéfice résultant du bilan, sous réserve des prescriptions lé- gales concernant la répartition du bénéfice. Le Conseil d'administration lui soumet ses propositions.

Articles of Association of ADC Therapeutics SA 35 | 37 2 In addition to the reserves required by law, the General Meeting of Shareholders may create other reserves. 2 En sus des réserves légales, l'Assemblée générale peut constituer des réserves supplémentaires. 3 Dividends that have not been collected within five years after their payment date shall inure to the Company and be allocated to the general statutory reserves. 3 Les dividendes qui n'ont pas été perçus dans un délai de cinq ans après leur date de paiement sont prescrits et sont alloués aux réserves statutaires de la Société. Section 6 Dissolution, Liquidation Section 6 Dissolution, liquidation Article 34 Article 34 Dissolution, Liquida- tion 1 The General Meeting of Shareholders may at any time resolve to dissolve and liquidate the Company in ac- cordance with the law and the provisions set forth in these articles of association. Dissolution, liquida- tion 1 L'Assemblée générale peut décider en tout temps de la dissolution et de la liquidation de la Société en conformi- té avec les prescriptions légales et statutaires. 2 The liquidation shall be effected by the Board of Direc- tors, unless the General Meeting of Shareholders ap- points other persons as liquidators. 2 La liquidation a lieu par les soins du Conseil d'adminis- tration, à moins que l'Assemblée générale ne désigne d'autres liquidateurs. 3 The liquidation of the Company shall be effected pur- suant to applicable law. The liquidators shall be entitled to sell assets (real estate included) in private transac- tions. 3 La liquidation de la Société s'effectue conformément au droit applicable. Les liquidateurs sont autorisés à vendre des actifs (immeubles y compris) de gré à gré. 4 Upon discharge of all liabilities of the Company, the assets shall be distributed to the shareholders in propor- tion to the share capital, unless these articles of associa- tion provide otherwise. 4 Après paiement des dettes de la Société, l'actif est réparti entre les actionnaires au prorata du capital- actions, à moins que les présents statuts n'en disposent autrement.

Articles of Association of ADC Therapeutics SA 36 | 37 Section 7 Means of Publication, Communications Section 7 Organe de publication, communications Article 35 Article 35 Notices, Communi- cations 1 The official means of publication of the Company shall be the Swiss Official Gazette of Commerce. Communications, organe de publica- tion 1 L'organe de publication de la Société est la Feuille officielle suisse du commerce. 2 In particular cases, the Board of Directors may specify additional means of publication. 2 Le Conseil d'administration peut désigner d'autres organes de publication dans certains cas particuliers. 3 Notices by the Company to the shareholders may, at the election of the Board of Directors, be validly given by publication in the Swiss Official Gazette of Commerce or in a form that allows proof by text, including notice through publication of a proxy statement filed pursuant to the rules of the United States Securities and Ex- change Commission. 3 Les communications aux actionnaires peuvent, au choix du Conseil d'administration, être valablement ef- fectuées par publication dans la Feuille officielle suisse du commerce ou sous une forme permettant d'en établir la preuve par texte, y compris la communication par la publication d'un proxy statement soumise conformément aux règles de la Securities and Exchange Commission des États-Unis. Section 7a Jurisdiction Section 7a For Article 35a Article 35a Jurisdiction The exclusive place of jurisdiction for any disputes aris- ing under, out of or in connection with or related to the corporate relationship shall be at the registered office of the Company; provided that this provision does not ap- ply to claims brought to enforce a duty or liability created by the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended, or any claim for which the courts in the United States have exclusive jurisdiction. For exclusif Le for exclusif pour tout litige découlant de ou en rapport avec la Société se situe au siège de la Société; à condi- tion que cette disposition ne s'applique pas aux plaintes déposées pour faire respecter une obligation ou une responsabilité créée par la loi américaine sur les valeurs mobilières de 1933, telle que modifiée, ou la loi améri- caine sur l'échange de valeurs mobilières de 1934, telle que modifiée, ou toute plainte pour laquelle les tribunaux des États-Unis ont une compétence exclusive.

Articles of Association of ADC Therapeutics SA 37 | 37 Section 8 Authoritative Language Section 8 Langue faisant foi Article 36 Article 36 Authoritative Lan- guage In the event of discrepancies between the French and English version of these articles of association, the French version shall prevail. Langue faisant foi En cas de désaccord entre la version française et la version anglaise, la version française des présents sta- tuts prévaut. Lausanne, le 12 février 2026